Exhibit 99.7

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Year to Date September 30, 2004

(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2003	$1.20

Cumulative effect of a change in accounting principles	(0.15)
Discontinued operations	(0.05)
Electric sales volumes	0.03
Power marketing, trading and origination	0.12
Gas marketing, trading and origination	(0.18)
Energy services	0.07
Fuel costs	(0.08)
Emissions allowances	(0.15)
Transmission expenses	(0.03)
Operating and administrative expenses	(0.04)
Maintenance expense	(0.02)
Depreciation	0.02
Financing and dilution	(0.03)
Effective tax rate	(0.02)
Other - net	(0.05)

Earnings Per Share - diluted - 2004	$0.64

Regulated Businesses

Earnings Per Share - diluted - 2003	$0.92

Employee retirement/severance and other charges	(0.01)
Weather	(0.02)
Electric sales volumes	0.11
Price increases	0.17
Other electric revenues	0.05
Operating and administrative expenses	(0.04)
Maintenance expense	(0.04)
Depreciation	(0.15)
Financing and dilution	(0.02)

Earnings Per Share - diluted - 2004	$0.97

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2003	$(0.08)

Employee retirement/severance and other charges	(0.17)
Results of investments	0.03

Earnings Per Share - diluted - 2004	$(0.22)